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                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, effective as of March 31, 2004 (the "Effective Date"), is made by and between Symbol Technologies, Inc., a Delaware corporation (the "Company") and William R. Nuti (the "Executive").

                                    RECITALS:

     A. It is the desire of the Company to assure itself of the services of the Executive by continuing the employment of the Executive as its President and Chief Executive Officer.

     B. The Executive desires to commit himself to serve the Company on the terms herein provided.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

     1.   Certain Definitions

          (a) "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person. For purposes of this Section 1(a), "control" shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended.

          (b) "Annual Base Salary" shall have the meaning set forth in Section 5(a).

          (c) "Board" shall mean the Board of Directors of the Company.

          (d) "Bonus" shall have the meaning set forth in Section 5(b).

          (e) The Company shall have "Cause" to terminate the Executive's employment upon (i) the Executive's failure to attempt in good faith to substantially perform his duties as President and Chief Executive Officer (other than any such failure resulting from the Executive's physical or mental incapacity) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (ii) the Executive's failure to attempt in good faith to carry out, or comply with, in any material respect any lawful and reasonable written directive of the Board or the Executive's willful material violation of the Company's Statement of Corporate Policy and Code of Conduct, in either case which is not remedied within 30 days after receipt of written notice from the Company specifying such failure or violation; (iii) the Executive's indictment for, conviction of, or plea of no contest to, or imposition of unadjudicated probation for any felony (or any other crime involving fraud, embezzlement, misappropriation or moral turpitude having a material adverse impact on the Company), other than as a result of vicarious liability or as a result of a traffic violation; (iv) the Executive's unlawful use (including being under the influence) or

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     possession of illegal drugs on the Company's premises or while performing the Executive's duties and responsibilities; or (v) the Executive's intentional commission at any time of any act of fraud, embezzlement, misappropriation, or breach of fiduciary duty against the Company that has a material adverse effect on the Company or that renders the Executive unable to perform any of his material duties hereunder.

          (f) "Change in Control" shall occur when:

               (i) A Person (which term, when used in this Section 1(f), shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock of the Company) is or becomes, without the prior consent of a majority of the Continuing Directors, the beneficial owner (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Stock representing, without the prior written consent of a majority of the Continuing Directors twenty-five percent (25%) (or, even with such prior consent, forty percent (40%)) or more of the combined voting power for election of directors of the Company's then outstanding securities; or

               (ii) The Company consummates a reorganization, merger or consolidation of the Company (which prior to the date of such consummation has been approved by the Company's stockholders) or the Company sells, or otherwise disposes of, all or substantially all of the Company's property and assets (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction), or the Company's stockholders approve a liquidation or dissolution of the Company; or

               (iii) The individuals who are Continuing Directors of the Company (as defined below) cease for any reason to constitute at least a majority of the Board.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.


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          (h) "Committee" shall mean the Compensation/Stock Option Committee of the Board.

          (i) "Common Stock" shall mean the $.01 par value common stock of the Company.

          (j) "Company" shall, except as otherwise provided in Section 9, have the meaning set forth in the preamble hereto.

          (k) "Competitive Business" shall mean (i) at any time during the Term and during the 12-month period immediately following the Date of Termination, any entity (which term "entity" shall for purposes of this Section 1(k) include any subsidiaries, parent entities or other Affiliates thereof) that, as of the Date of Termination, competes with any of the businesses of the Company; and (ii) during the period beginning on the first anniversary of the Date of Termination and ending on the 18-month anniversary of the Date of Termination, those certain entities (which shall not number more than 10) designated as "Competitive Businesses" by the Committee; provided, however, that, notwithstanding the foregoing, Section 1(k)(ii) shall not apply in connection with any termination of the Executive's employment hereunder due to the Company's non-extension of the Term as described in Section 6(a)(vii). In order to effectuate Section 1(k)(ii), the Committee shall provide the Executive with a written list of "Competitive Businesses" on or prior to the 90th day following the Date of Termination.

          (l) "Continuing Director" means (i) any member of the Board (other than an employee of the Company) immediately following the election of directors at the Company's 2004 annual meeting of stockholders or (ii) any person who subsequently becomes a member of the Board (other than an employee of the Company) whose appointment, election or nomination for election to the Board is recommended by a majority of the Continuing Directors.

          (m) Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated as a result of Disability, the date provided in
     Section 6(a)(ii); and (iii) if the Executive's employment is terminated pursuant to Sections 6(a)(iii) - (vi), the date specified in the Notice of Termination (or if no such date is specified, the last day of the Executive's active employment with the Company), in each case provided in accordance with this Agreement.

          (n) "Disability" shall mean any mental or physical illness, condition, disability or incapacity which:

               (i) Prevents the Executive from discharging substantially all of his essential job responsibilities and employment duties; and

               (ii) Has prevented the Executive from so discharging his duties for any 180 days in any 365-day period.


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     A Disability shall be deemed to have occurred on the 180th day in any such
     365-day period.

          (o) "Executive" shall have the meaning set forth in the preamble hereto.

          (p) "Extension Term" shall have the meaning set forth in Section 2.

          (q) The Executive shall have "Good Reason" to resign his employment upon the occurrence of any of the following without the Executive's prior written consent: (i) failure of the Company to continue the Executive in the position of, and with the title of, President and Chief Executive Officer; (ii) a material diminution in the nature or scope of the Executive's employment responsibilities, duties or authority or the assignment to the Executive of duties or responsibilities that are materially and adversely inconsistent with his then position; (iii) failure of the Executive to be elected to the Board at any annual meeting of the Company's stockholders that occurs during the Term (unless the Executive is prohibited from serving as a member of the Board by any applicable law, rule or regulation (including without limitation any rule promulgated by the New York Stock Exchange)); (iv) relocation of the Company's executive offices more than 60 miles east, or 20 miles in any other direction of its current location; (v) failure of the Company to timely make any material payment or provide any material benefit under this Agreement, or the Company's material reduction of any compensation, equity or benefits that the Executive is eligible to receive under this Agreement; or (vi) the Company's material breach of this Agreement; provided, however, that notwithstanding the foregoing the Executive may not resign his employment for Good Reason unless: (x) the Executive provides the Company with at least 30 days prior written notice of his intent to resign for Good Reason (which notice is provided not later than the 90th day following the occurrence of the event constituting Good Reason) and (y) the Company does not remedy the alleged violation(s) within such 30-day period; and, provided, further, that notwithstanding the foregoing if the Executive is suspended pursuant to Section 6(a)(iii), such suspension (and any corresponding diminution of the Executive's title, duties or compensation, or other change to the Executive's employment arrangements described hereunder) shall not, in and of itself, give the Executive Good Reason to resign his employment.

          (r) "Initial Term" shall have the meaning set forth in Section 2.

          (s) "Intellectual Property" shall have the meaning set forth in
     Section 9(f).

          (t) "Non-Compete Term" shall have the meaning set forth in Section
     9(a).

          (u) "Notice of Termination" shall have the meaning set forth in
     Section 6(b).

          (v) "Option" shall mean an option to purchase Common Stock pursuant to the Company's 1997 Employee Stock Option Plan, as amended from time to


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     time (or any other equity based compensation plan or agreement that may be adopted or entered into by the Company from time to time).

          (w) "Person" shall mean an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          (x) "Prior Agreement" shall having the meaning set forth in Section
     19.

          (y) "Pro-Rata Bonus" shall have the meaning set forth in Section 7(d).

          (z) "Release" shall have the meaning set forth in Section 7(b).

          (aa) "Retention Program" shall have the meaning set forth in Section 7(a).

          (bb) "Term" shall have the meaning set forth in Section 2.

          (cc) "Voting Stock" means all capital stock of the Company which by its terms may be voted on all matters submitted to stockholders of the Company generally.

     2. Employment. Subject to Section 6, the Company shall employ the Executive and the Executive shall continue in the employ of the Company, for the period set forth in this Section 2, in the positions set forth in the first sentence of
Section 3 and upon the other terms and conditions herein provided. The initial term of employment under this Agreement (the "Initial Term") shall be for the period beginning on the Effective Date and ending on July 31, 2009, unless earlier terminated as provided in Section 6. The Initial Term shall automatically be extended for successive one-year periods (each, an "Extension Term") unless either party hereto gives written notice of non-extension to the other party no later than 60 days prior to the scheduled expiration of the Initial Term or the then applicable Extension Term (the Initial Term and any Extension Term shall be collectively referred to hereunder as the "Term").

     3. Position and Duties. The Executive shall serve as President and Chief Executive Officer of the Company, reporting directly to the Board, with such responsibilities, duties and authority as are customary for such role. During the Term, the Company shall nominate the Executive for a seat on the Board upon the expiration of Executive's current term as a director, and upon the expiration of each subsequent term thereafter (or, in the event that the Executive is not elected to the Board at any annual meeting of the Company's stockholders, at not less than one annual meeting following the first annual meeting at which he in not elected). The Executive also agrees to serve, without additional compensation, as the chief executive officer or director of any subsidiary, division or Affiliate of the Company if so requested by the Board. The Executive shall devote substantially all of his business time, attention and efforts, toward the performance of his duties under this Agreement. Notwithstanding the foregoing, the Executive may manage his personal investments, be involved in charitable and professional activities (including serving on charitable and professional boards), and, with the consent of the


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Board, serve on for-profit boards of directors and advisory committees so long as such service does not materially interfere with the performance of the Executive's duties hereunder or violate Section 9 hereof, provided that any boards that the Executive serves on as of the Effective Date and which have been previously approved shall be deemed to be continued as approved.

     4. Place of Performance. In connection with his employment during the Term, the Executive shall be based at the Company's offices in Holtsville, New York, except for necessary travel on the Company's business.

     5. Compensation and Related Matters

          (a) Annual Base Salary. At the commencement of the Term, the Executive shall receive a base salary at a rate of $1,000,000 per annum (the "Annual Base Salary"), paid in accordance with the Company's general payroll practices for executives, but no less frequently than monthly. No less frequently than annually during the Term, the Board and the Committee shall review the rate of Annual Base Salary payable to the Executive, and may, in their discretion, increase (but not decrease) the rate of Annual Base Salary payable hereunder; provided, however, that any increased rate shall thereafter be the rate of "Annual Base Salary" hereunder.

          (b) Bonus. Except as otherwise provided for herein, with respect to
     (i) 2004 and (ii) each subsequent fiscal year on which the Executive is employed hereunder on the last day of the applicable year, the Executive shall be eligible to receive a bonus (the "Bonus"), as determined pursuant to the Company's Executive Bonus Plan or another "qualified performance-based compensation" bonus plan that has been approved by the stockholders of the Company in accordance with the provisions for such approval under Code Section 162(m) and the regulations promulgated thereunder (collectively, the "Bonus Plan"), and on the basis of the Executive's or the Company's attainment of objective financial or other operating criteria established by the Committee in its sole good faith discretion and in accordance with Code Section 162(m) and the regulations promulgated thereunder. With respect to each fiscal year during the Term
     (i) the Executive shall be eligible to receive a maximum Bonus in an amount equal to 200% of his Annual Base Salary and (ii) the Executive's target-level Bonus shall be equal to 100% of the amount of his Annual Base Salary. The Bonus for each fiscal year shall be paid to the Executive no later than 90 days following the completion of such fiscal year. In addition, the Executive shall be eligible to participate in any other bonus plan or program that may be established by the Committee and that covers the Executive (even if such plan or program does not provide for qualified performance-based bonuses within the meaning of Code Section 162(m)), at a level commensurate with the Executive's position.

          (c) Equity Awards

               (i) During the Term, the Executive shall be eligible to be granted Options and other equity compensation awards at such time(s) and in such amount(s) as may be determined by the Committee in its sole discretion, at a level commensurate with the Executive's position.


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               (ii) In addition to any Options or other equity compensation awards granted in accordance with subsection (i), in recognition of his promotion to the position of Chief Executive Officer of the Company effective as of December 30, 2003, as soon as reasonably practicable following the Effective Date the Executive shall be granted an Option or other equity compensation award at a level commensurate with the Executive's position and upon such terms and conditions as shall be determined by the Committee and set forth in a written award agreement between the Executive and the Company.

               (iii) Notwithstanding any provision to the contrary in any Option agreement, effective immediately upon the occurrence of a Change in Control, all Options and other equity compensation awards then held by the Executive shall become fully vested and exercisable with respect to all shares subject thereto.

               (iv) Upon a termination of the Executive's employment for any reason, other than for Cause, any Option that is granted on or following the Effective Date and that is exercisable as of the date of such termination of employment shall remain exercisable for at least 180 days following the date of termination of employment, but not beyond the original term of such Option.

          (d) Benefits. The Executive shall be entitled to receive such benefits (including, without limitation, fringe benefits and perquisites) and to participate in such employee group benefit plans, including life, health and disability insurance policies and the Company's Code Section 401(k) pension plan, as are generally provided by the Company to its senior executives in accordance with the plans, practices and programs of the Company, at a level commensurate with the Executive's position. In addition, the Executive shall continue to participate in the Company's Executive Retirement Plan, as amended from time to time.

          (e) Expenses. The Company shall reimburse the Executive for all reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties as an employee of the Company. Such reimbursement is subject to the submission to the Company by the Executive of appropriate documentation and/or vouchers in accordance with the customary procedures of the Company for expense reimbursement, as such procedures may be revised by the Company from time to time and to such caps on reimbursement as the Company may from time to time impose.

          (f) Vacations. The Executive shall be entitled to paid vacation in accordance with the Company's vacation policy as in effect from time to time. However, in no event shall the Executive be entitled to less than four weeks vacation per annum. The Executive shall also be entitled to paid holidays and personal days in accordance with the Company's practice with respect to same as in effect from time to time.

          (g) Automobile. During the Term, the Company shall provide the Executive with use of a Company-leased automobile, based on an allowance or lease


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     allotment of up to $1,000 per month, and shall pay gasoline, maintenance and insurance expenses for such automobile.

     6. Termination. The Executive's employment hereunder may be terminated by the Company, on the one hand, or the Executive, on the other hand, as applicable, without any breach of this Agreement only under the following circumstances:

          (a) Terminations

               (i) Death. The Executive's employment hereunder shall terminate upon his death.

               (ii) Disability. In the event of the Executive's Disability, the Company may give the Executive written notice of its intention to terminate the Executive's employment while he remains so disabled. In such event, the Executive's employment with the Company shall terminate effective on the 14th day after delivery of such notice, provided that within the 14 days after such delivery, the Executive shall not have returned to full-time performance of his duties.

               (iii) Cause. The Board may, with the approval of a majority of the Continuing Directors after a meeting (of which the Executive is provided with at least 10 days prior written notice of the intent of the meeting and the specifics of the grounds for Cause termination being alleged) at which the Executive has been given an opportunity to appear with counsel, terminate the Executive's employment hereunder for Cause. If the Board has reasonable belief that the Executive has committed any act or omission that has resulted in or that may reasonably be expected to result in the occurrence any of the events described in Section 1(e)(iii), the Board may suspend the Executive while it investigates whether to terminate the Executive's employment for Cause. During any such suspension period (which may not be longer in the aggregate than 12 consecutive months (including any renewals)) (the "Suspension Period") the Executive shall continue to ----------------- receive his Annual Base Salary and the benefits described in Section 5(d); provided, that if the Executive ultimately is convicted of, pleads no contest to, or receives unadjudicated probation for, any felony (or any other crime involving fraud, embezzlement, misappropriation or moral turpitude having a material adverse impact on the Company), other than as a result of vicarious liability or as a result of a traffic violation, then the Executive shall repay to the Company all amounts of Annual Base Salary paid to him by the Company with respect to the Suspension Period. Notwithstanding any other provision of this Agreement (or any Option or other equity compensation award agreement) to the contrary, no Option or other equity compensation award held by the Executive shall become vested or exercisable during the Suspension Period; provided, that if the Executive's employment is not ultimately terminated for Cause any Option or other equity compensation award (or portion thereof) that would have otherwise become vested or exercisable during the Suspension Period shall become vested or exercisable following the expiration of the Suspension Period (and not less than


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          10 business days prior to the Date of Termination). No Bonus shall be payable to the Executive with respect to the Suspension Period (but the Executive shall remain eligible to receive a pro-rata Bonus with respect to any portion of the fiscal year in which the Suspension Period commences that has elapsed prior to the commencement of the Suspension Period, to the extent such Bonus would otherwise have been payable to the Executive with respect to such fiscal year pursuant to the terms of the Bonus Plan). The Company may terminate the Executive's employment at any time following the commencement of the Suspension Period upon 10 days written notice to the Executive.

               (iv) Good Reason. The Executive may terminate his employment for Good Reason; provided that if such termination is due to the Executive's failure to be elected to the Board as described in Section 1(q)(iii), then the Executive shall provide the Company with not less than 60 days advanced written notice of such termination.

               (v) Without Cause. The Company may terminate the Executive's employment without Cause upon 30 days written notice to the Executive.

               (vi) Resignation without Good Reason. The Executive may resign his employment without Good Reason upon 60 days written notice to the Company.

               (vii) Non-Extension of Term. The Executive's employment shall terminate as of the last day of the Term if either party provides notice of non-extension of the Term to the other pursuant to Section 2.

          (b) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive under this Section 6 (other than termination pursuant to paragraph (a)(i) or (a)(vii)) shall be communicated by a written notice to the other party hereto indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and specifying a Date of Termination in accordance with this Agreement (a "Notice of Termination"); provided, the Company may suspend the Executive from his positions with pay during any notice period so long as he is retained as an employee of the Company during such notice period.

     7. Severance Payments and Benefits

          (a) Termination for any Reason. In the event the Executive's employment with the Company is terminated for any reason, as soon as reasonably practicable after such termination the Company shall pay the Executive (or his beneficiary in the event of his death) a lump sum equal to any unpaid Annual Base Salary that has accrued as of the Date of Termination, any unreimbursed expenses due to the Executive and an amount for any accrued but unused vacation days and any earned but


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     unpaid Bonus for any fiscal year of the Company completed prior to the date of such termination. The Executive shall also be entitled to accrued, vested benefits under the Company's benefit plans and programs as provided therein. In addition, any shares of Common Stock held by the Executive shall cease to be subject to the Company's 2002 Stock Ownership and Option Retention Program (or any successor thereto) (the "Retention Program") and any shares held in escrow under Section 5 of the Retention Program shall immediately be released to the Executive (with any restrictive legends imposed because of the Retention Program having been removed) and any forfeiture provisions applicable under the Retention Program shall cease to apply. The Executive shall be entitled to the cash severance payments described below only as set forth herein and the provisions of this Section 7 shall supersede in their entirety any severance payment provisions in any severance plan, policy, program or arrangement maintained by the Company.

          (b) Terminations without Cause or for Good Reason. Except as otherwise provided by Section 7(c) with respect to certain terminations of employment in connection with a Change in Control, if the Executive's employment shall terminate without Cause (pursuant to Section 6(a)(v)), or for Good Reason (pursuant to Section 6(a)(iv)), the Company shall (subject to the Executive's entering into a Separation and Release Agreement with the Company in substantially the form attached hereto as Exhibit A (the "Release")):

               (i) Pay to the Executive an amount equal to the product of (A) the sum of his then current (i) Annual Base Salary and (ii) the greater of (1) the Bonus paid or payable to Executive with respect to the fiscal year ending immediately prior to the Date of Termination or
          (2) 50% of the target Bonus for such year, and (B) 1.5; payable in equal monthly installments during the period beginning on the Date of Termination and ending on the 18 month anniversary thereof; provided, however, that no amount shall be payable pursuant to this Section 7(b)(i) on or following the date the Executive first (i) breaches any of the covenants set forth in Sections 9(a) or 9(b), or (ii) materially breaches any of the covenants set forth in Section 9(c) or 9(e), which is not remedied (if remediable) within 30 days after receipt of written notice from the Company specifying such breach;

               (ii) Continue to provide the Executive (and his dependents) with all health and welfare benefits and perquisites which he (or his dependents) was participating in or receiving as of the Date of Termination (at a level then in effect with respect to coverage and employee premiums) until the earlier of (A) the 18 month anniversary of the Date of Termination or (B) the date the Executive first (i) breaches any of the covenants set forth in Sections 9(a) or 9(b), or
          (ii) materially breaches any of the covenants set forth in Section 9(c) or 9(e), which is not remedied (if remediable) within 30 days after receipt of written notice from the Company specifying such breach. If such benefits cannot be provided under the Company's programs, such benefits and perquisites will be provided on an individual basis to the Executive such that his after-tax costs will be no greater than the costs for such benefits and perquisites under the Company's programs;


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

               (iii) Pay to the Executive a Pro-Rata Bonus, as defined in
          Section 7(d), when bonuses are paid for the year of termination.

          (c) Certain Terminations in connection with a Change in Control. If the Executive's employment shall terminate without Cause (pursuant to Section 6(a)(v)) or for Good Reason (pursuant to Section 6(a)(iv)) during the period commencing six months prior to, and ending 18-months after, a Change in Control, in any such case, the Company shall (subject to the receipt of the Release):

               (i) Pay to the Executive an amount equal to the product of (A) the sum of his then current (i) Annual Base Salary and (ii) the target Bonus payable to Executive with respect to the fiscal year ending immediately prior to the Date of Termination, and (B) three; payable in a lump sum as soon as reasonably practicable after such termination of employment (or, if such termination occurs prior to the consummation of the Change in Control, as soon as reasonably practicable after the effective date of such Change in Control);

               (ii) Continue to provide the Executive (and his dependents) with all health and welfare benefits and perquisites which he (or his dependents) was participating in or receiving as of the Date of Termination (at a level then in effect with respect to coverage and employee premiums) until the earlier of (A) third anniversary of the Date of Termination or (B) the date the Executive first (i) breaches any of the covenants set forth in Sections 9(a) or 9(b), or (ii) materially breaches any of the covenants set forth in Section 9(c) or 9(e) which is not remedied (if remediable) within 30 days after receipt of written notice from the Company specifying such breach. If such benefits cannot be provided under the Company's programs, such benefits and perquisites will be provided on an individual basis to the Executive such that his after-tax costs will be no greater than the costs for such benefits and perquisites under the Company's programs;

               (iii) Pay Executive a Pro-Rata Bonus, as defined in Section 7(d), when bonuses are paid for the year of termination;

               (iv) Notwithstanding any other provision of this Agreement, the parties acknowledge and agree that Sections 7(b) and 7(c) shall operate in the alternative and that any payments and benefits that the Executive shall be entitled to receive pursuant to this Section 7(c) in connection with a termination of his employment and the subsequent occurrence of a Change in Control shall be offset by payments and benefits received by the Executive pursuant to Section 7(b) on or prior to the effective date of such Change in Control.

          (d) Termination by Reason of Disability or Death. If the Executive's employment shall terminate by reason of his Disability (pursuant to Section 6(a)(ii)) or death (pursuant to Section 6(a)(i)), then the Company shall pay to the Executive (or Executive's estate) when bonuses are paid for the year of termination a pro-rated amount of the Executive's Bonus for the fiscal year in which the Date of Termination occurs equal to the product of
     (i) the amount of the Bonus the Executive would have otherwise earned had he been employed by the Company on the last day of the fiscal year in which the Date of Termination occurs and (ii) the ratio of (A) the number of days elapsed during such fiscal year prior to the Date of Termination to (B) 365 (the "Pro-Rata Bonus"), and provide the Executive (and his dependents), as applicable, with the continued health coverage described in Section 7(b)(ii).

          (e) Non-Extension of Term by the Company. If the Company notifies the Executive that it will not extend the Term as provided by Section 2, then in connection the Executive's termination of employment as of the last day of the Term the Company shall (subject to the Executive's entering into a Separation and Release Agreement with the Company in substantially the form attached hereto as Exhibit A (the "Release")):

               (i) Pay to the Executive an amount equal to the product of (A) the sum of his then current (i) Annual Base Salary and (ii) the greater of (1) the Bonus paid or payable to Executive with respect to the fiscal year ending immediately prior to the Date of Termination or
          (2) 50% of the target Bonus for such year, and (B) one; payable in equal monthly installments during the period beginning on the Date of Termination and ending on the first anniversary thereof; provided, however, that no amount shall be payable pursuant to this Section 7(e)(i) on or following the date the Executive first (i) breaches any of the covenants set forth in Sections 9(a) or 9(b), or (ii) materially breaches any of the covenants set forth in Section 9(c) or 9(e), which is not remedied (if remediable) within 30 days after receipt of written notice from the Company specifying such breach;

               (ii) Continue to provide the Executive (and his dependents) with all health and welfare benefits and perquisites which he (or his dependents) was participating in or receiving as of the Date of Termination (at a level then in effect with respect to coverage and employee premiums) until the earlier of (A) the first anniversary of the Date of Termination or (B) the date the Executive first (i) breaches any of the covenants set forth in Sections 9(a) or 9(b), or
          (ii) materially breaches any of the covenants set forth in Section 9(c) or 9(e), which is not remedied (if remediable) within 30 days after receipt of written notice from the Company specifying such breach. If such benefits cannot be provided under the Company's programs, such benefits and perquisites will be provided on an individual basis to the Executive such that his after-tax costs will be no greater than the costs for such benefits and perquisites under the Company's programs;

               (iii) Pay to the Executive a Pro-Rata Bonus, as defined in
          Section 7(d), when bonuses are paid for the year of termination.

     For the avoidance of doubt, no amount shall be payable to the Executive pursuant to this Section 7(e) if the Executive's employment is terminated due to the Executive's (rather than the Company's) notification of non-extension of the Term pursuant to Section 2.

          (f) Survival. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto which shall have accrued hereunder prior to such expiration.

          (g) No Mitigation/Set-Off. The Executive shall have no obligation to mitigate any payments due hereunder. Any amounts earned by the Executive from other employment shall not offset amounts due hereunder, except as provided in this Section 7. The Company's obligation to pay the Executive the amounts provided hereunder shall not be subject to set-off, counterclaim or recoupment of amounts owed by the Executive to the Company or its affiliates, except (i) as provided by Section 7(c)(iv) and (ii) for any specific, stated amounts owed by the Executive to the Company as evidenced by a writing signed by the Executive.

     8. Parachute Payments.

          (a) If it is determined by a nationally recognized United States public accounting firm selected by the Company and approved in writing by the Executive (which approval shall not be unreasonably withheld) (the "Auditors") that any payment or benefit made or provided to the Executive in connection with this Agreement or otherwise (including without limitation any Option or other equity compensation award vesting) (collectively, a "Payment"), would be subject to the excise tax imposed by
     Section 4999 of the Code (the "Parachute Tax"), then the Company shall pay to the Executive, prior to the time the Parachute Tax is payable with respect to such Payment, an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any Parachute Tax) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Parachute Tax imposed upon the Payment. The amount of any Gross-Up Payment shall be determined by the Auditors, subject to adjustment, as necessary, as a result of any Internal Revenue Service position. For purposes of making the calculations required by this Agreement, the Auditors may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code, provided that the Auditors' determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). To the extent that the Company obtains a written opinion from the Auditors with respect to Parachute Tax issues, the Company shall direct the Auditors to extend such opinion to the Executive (to the extent that such extension is permitted by the Auditors); provided, that in no event shall the Company be required to obtain such an opinion.

          (b) The federal tax returns filed by the Executive (and any filing made by a consolidated tax group which includes the Company) shall be prepared and filed on a basis consistent with the determination of the Auditors with respect to the Parachute Tax payable by the Executive. The Executive shall make proper payment of the amount of any Parachute Tax based on such determination, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service, and such other documents reasonably requested by the Company, evidencing such payment, provided that any information unrelated to the Parachute Tax may be deleted from the copies of the returns and documents delivered to the Company. If, after the Company's payment to the Executive of the Gross-Up Payment, the Auditors determine in good faith that the amount of the Gross-Up Payment should be reduced or increased, or a determination is made by the Internal Revenue Service that would make the prior Gross-Up Payment amount not accurate, then within ten business days of such determination, the Executive shall pay to the Company the amount of any such reduction, or the Company shall pay to the Executive the amount of any such increase; provided, however, that in no event shall the Executive have any such refund obligation if it is determined by the Company that to do so would be a violation of the Sarbanes-Oxley Act of 2002, as it may be amended from time to time; and provided, further, that if the Executive has prior thereto paid such amounts to the Internal Revenue Service, such refund shall be due only to the extent that a refund of such amount is received by the Executive; and provided, further, that (i) the fees and expenses of the Auditors (and any other legal and accounting fees) incurred for services rendered in connection with the Auditor's determination of the Parachute Tax or any challenge by the Internal Revenue Service or other taxing authority relating to such determination shall be paid by the Company and (ii) the Company shall indemnify and hold the Executive harmless on an after-tax basis for any interest and penalties imposed upon the Executive to the extent that such interest and penalties are related to the Auditors' determination of the Parachute Tax or the Gross-Up Payment. Notwithstanding anything to the contrary herein, the Executive's rights under this Section 8 shall survive the termination of his employment for any reason and the termination or expiration of this Agreement for any reason.

     9. Certain Restrictive Covenants

          (a) The Executive shall not, at any time during the Term or during the 18-month period following the Date of Termination (or, in the event of any termination of the Executive's employment pursuant to Section 6(a)(vii) due to the Company's non-extension of the Term, the 12-month period following the Date of Termination) (either such period, the "Non-Compete Term") without the Board's prior written consent directly or indirectly engage in, have any equity interest in, or manage or operate (whether as a director, officer, employee, agent, representative, security holder, consultant or otherwise) any Competitive Business; provided, however, that: (x) the Executive shall be permitted to acquire a passive stock or equity interest in such a Competitive Business provided the stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such a Competitive Business; or (y) the Executive shall be permitted to acquire any investment through a mutual fund, private equity fund or other pooled account that is not controlled by the Executive and which he has less than a five percent (5%) interest. At any time during the Non-Compete Term following the Date of Termination, the Executive may request in writing to the Board that the Board consent to the Executive's direct or indirect engagement in, ownership of equity interest in, or management or operation of (whether as a director, officer, employee, agent, representative, security holder, consultant or otherwise) any Competitive Business, which request the Board shall consider in good faith based upon the Board's reasonable determination of the potential impact of the Executive's involvement in such Competitive Business on the Company and its stockholders. If the Executive believes that the Board would benefit from any additional information or if the Executive has any issues or questions regarding any action taken or to be taken by the Board in connection with this Section 9(a), then the Board and the Executive (along with their respective representatives) shall meet and discuss any such issues or questions and the Executive shall be permitted to present the Board with any relevant information that he deems appropriate and the Board and the Executive shall act in good faith to address all outstanding issues and questions while protecting the interests of the Company and its stockholders.

          (b) During the 24 month period following the Date of Termination, the Executive will not, directly or indirectly recruit or otherwise solicit or induce any non-clerical employee, director, consultant, wholesale customer, vendor, supplier, lessor or lessee of the Company to terminate his or its employment or arrangement with the Company or otherwise change its relationship with the Company.

          (c) Except as the Executive deems necessary (or, in good faith, desirable) to be disclosed in connection with the performance of the Executive's duties hereunder or as specifically set forth in this Section 9, the Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company's operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, business plans, designs, marketing or other business strategies, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. Notwithstanding anything herein to the contrary, nothing shall prohibit the Executive from disclosing any information that is generally known by the public. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company). Upon termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company's customers, business plans, designs, marketing or other business strategies, products or processes, provided that the Executive may retain his rolodex, address book and similar information and any non-proprietary documents he received as a director.

          (d) Notwithstanding Section 9(c), the Executive may respond to a lawful and valid subpoena or other legal process or other government or regulatory inquiry but shall give the Company prompt notice thereof (except to the extent legally prohibited), and shall, as much in advance of the return date as is reasonably practicable, make available to the Company and its counsel copies of any documents sought which are in the Executive's possession or to which the Executive otherwise has reasonable access. In addition, the Executive shall reasonably cooperate with and assist the Company and its counsel at any time and in any manner reasonably required by the Company or its counsel (with due regard for the Executive's other commitments if he is not employed by the Company) in connection with any litigation or other legal process affecting the Company of which the Executive has knowledge as a result of his employment with the Company (other than any litigation with respect to this Agreement). In the event of such requested cooperation, the Company shall reimburse the Executive's reasonable out of pocket expenses.

          (e) The Executive shall not intentionally disparage the Company, any of its products or practices, or any of its directors, officers, or employees, whether orally, in writing or otherwise, at any time. The Company (including without limitation its directors) shall not intentionally disparage the Executive, whether orally, in writing or otherwise, at any time. Notwithstanding the foregoing: (i) nothing in this
     Section 9(e) shall limit the ability of the Company or the Executive, as applicable, to provide truthful testimony as required by law or any judicial or administrative process or the Executive from making normal commercial competitive type statements in a competitive business situation not based on his employment with the Company; and (ii) in no event shall any termination of the Executive's employment by the Company or the Executive for any reason constitute disparagement for purposes of this
     Section 9(e).

          (f) The Executive agrees that all strategies, methods, processes, techniques, marketing plans, merchandising schemes, themes, layouts, mechanicals, trade secrets, copyrights, trademarks, patents, ideas, specifications and other material or work product ("Intellectual Property") that the Executive creates, develops or assembles in connection with his employment hereunder shall become the permanent and exclusive property of the Company to be used in any manner it sees fit, in its sole discretion. The Executive shall not communicate to the Company any ideas, concepts, or other intellectual property of any kind (other than that required in his capacity as an officer of the Company) which (i) were earlier communicated to the Executive in confidence by any third party as proprietary information, or (ii) the Executive knows or has reason to know is the proprietary information of any third party. All Intellectual Property created or assembled in connection with the Executive's employment hereunder shall be the permanent and exclusive property of the Company. The Company and the Executive mutually agree that all Intellectual Property and work product created in connection with this Agreement, which is subject to copyright, shall be deemed to be "work made for hire," and that all rights to copyrights shall be vested in the Company. If for any reason the Company cannot be deemed to have commissioned "work made for hire," and its rights to copyright are thereby in doubt, then the Executive agrees not to claim to be the proprietor of the work prepared for the Company, and to irrevocably assign to the Company, at the Company's expense, all rights in the copyright of the work prepared for the Company.

          (g) The Company and the Executive expressly acknowledge and agree that the agreements and covenants contained in this Section 9 are reasonable. In the event, however, that any agreement or covenant contained in this
     Section 9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          (h) As used in this Section 9, the term "Company" shall include the Company and any of its Affiliates or direct or indirect subsidiaries within the meaning of Code Section 424(f).

          (i) Any limitation on the Executive's activities or any forfeiture of benefits, equity or compensation based on violation of limitations on the Executive's activities shall not be based on any limitation that is any broader than those set forth in this Section 9.

     10. Specific Performance. It is recognized and acknowledged by the Executive that a breach of the covenants contained in Section 9 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the parties agree that in the event a party breaches any covenant contained in Section 9, in addition to any other remedy which may be available at law or in equity (or under any other agreement between the Company and the Executive), the other party will be entitled to specific performance and injunctive relief.

     11. Purchases and Sales of the Company's Securities. The Executive agrees to use his reasonable best efforts to comply in all respects with the Company's applicable written policies regarding the purchase and sale of the Company's securities by employees, as such written policies may be amended from time to time and disclosed to the Executive. In particular, and without limitation, the Executive agrees that he shall not purchase or sell Company securities (a) at any time that he possesses material non-public information about the Company or any of its businesses; and (b) while an employee during any "trading blackout period" as may be determined by the Company and set forth in the Company's applicable written policies from time to time.

     12. Indemnification. The Executive shall be entitled to indemnification set forth in the Company's By-laws to the maximum extent allowed under the laws of the State of Delaware, and he shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise or benefit plan as a director, officer, employee or fiduciary at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement). Notwithstanding anything to the contrary herein, the Executive's rights under this Section 12 shall survive the termination of his employment for any reason and the expiration of this Agreement for any reason.

     13. Cooperation Regarding Insurance. The Company and/or any of its subsidiaries, divisions or Affiliates may, from time to time, apply for and obtain, for its or their benefit and at its or their sole expense, key man life, health, accident, disability, or other insurance upon the Executive, in any amounts that it or they may deem necessary or desirable to protect its or their respective interests, and the Executive agrees to reasonably cooperate with and assist the Company or any such subsidiary, division or Affiliate in obtaining any and all such insurance by submitting to all reasonable medical examinations, if any, and by filling out, executing and delivering any and all insurance applications and other instruments as may be reasonably necessary to obtain such insurance.

     14. No Conflicting Agreements. The Executive hereby represents and warrants that he is not a party to or bound by any agreement, arrangement or understanding, written or otherwise, which prohibits or in any manner restricts his ability to enter into and fulfill his obligations under this Agreement (other than confidentiality obligations with any of the Executive's prior employers). The parties acknowledge and agree that the Executive shall not use of disclose, or be permitted to use or disclose, any confidential or proprietary information belonging to any prior employer in connection with the performance of his duties under this Agreement.

     15. Delegation and Assignment. The Executive shall not delegate his employment obligations under this Agreement to any other person. The Company may not assign any of its obligations hereunder other than to any entity that acquires (by purchase, merger or otherwise) all or substantially all of the Voting Stock or assets of the Company, provided such acquirer promptly assumes all of the obligations hereunder of the Company in a writing delivered to the Executive. In the event of the Executive's death while he is receiving severance hereunder the remainder shall be paid to his estate.

     16. Notices. Any written notice required by this Agreement will be deemed provided and delivered to the intended recipient when (a) delivered in person by hand; or (b) three days after being sent via U.S. certified mail, return receipt requested; or (c) the day after being sent via by overnight courier, in each case when such notice is properly addressed to the following address and with all postage and similar fees having been paid in advance:

     If to the Company:     Symbol Technologies, Inc.
                            One Symbol Plaza
                            Holtsville, New York 11742-1300
                            Attn: General Counsel

     with a copy to:        Latham & Watkins LLP
                            885 Third Avenue, Suite 1000
                            New York, NY 10022
                            Attn: Bradd L. Williamson

     If to the Executive:   to him at the most recent address in the Company's
                            records.

Either party may change the address to which notices, requests, demands and other communications to such party shall be delivered personally or mailed by giving written notice to the other party in the manner described above.

     17. Legal Fees. The Company shall pay the Executive's reasonable attorneys' fees and disbursements incurred by him in connection with the negotiation of this Agreement; subject to a cap of $25,000.

     18. Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns.

     19. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter described in this Agreement and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties with respect to such subject matter, including, without limitation, the Employment Agreement between the Company and the Executive dated as of July 15, 2002 (the "Prior Agreement"); provided, however, that any written agreements between the Executive and the Company concerning Option or any other equity compensation awards shall remain in full force and effect in accordance with their terms. This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by both of the parties hereto; provided, however, that the waiver by either party of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance.

     20. Agreement Not to Sell Certain Shares. The Executive hereby reaffirms his agreement, as set forth in Section 4(f) of the Prior Agreement, not to sell the 400,000 shares of Common Stock he was granted pursuant to Section 4(e) of the Prior Agreement prior to the earlier of (a) August 1, 2004 or (b) the termination of his employment for any reason.

     21. Severability. In case any one or more of the provisions of this Agreement shall be held by any court of competent jurisdiction or any arbitrator selected in accordance with the terms hereof to be illegal, invalid or unenforceable in any respect, such provision shall have no force and effect, but such holding shall not affect the legality, validity or enforceability of any other provision of this Agreement.

     22. Dispute Resolution and Arbitration. In the event that any dispute arises between the Company and the Executive regarding or relating to this Agreement and/or any aspect of the Executive's employment relationship with the Company, AND IN LIEU OF LITIGATION AND A TRIAL BY JURY, the parties consent to resolve such dispute through mandatory arbitration in Suffolk County, New York under the then prevailing rules of the Judicial Arbitration and Mediation Services ("JAMS"), before a single arbitrator mutually agreed to by the parties, or, if an arbitrator has not been agreed upon by the 60th day of the demand for arbitration by either party, appointed by JAMS. The parties hereby consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction. Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or immediate equitable relief, any party may seek and obtain such relief. The parties hereby consent to the exclusive jurisdiction in the state and Federal courts of or in the State of New York for purposes of seeking such injunctive or equitable relief as set forth above. The parties acknowledge and agree that in connection with any such arbitration and regardless of outcome (a) each party shall pay all its own costs and expenses, including without limitation its own legal fees and expenses, and (b) joint expenses shall be borne equally among the parties. Notwithstanding the foregoing, the arbitrator may cause the losing party to pay to the winning party (each as determined by the arbitrator consistent with its decision on the merits of the arbitration) an amount equal to any reasonable out-of-pocket costs and expenses incurred by the winning party with respect to such arbitration (as may be equitably determined by the arbitrator).

     23. Choice of Law. The Executive and the Company intend and hereby acknowledge that jurisdiction over disputes with regard to this Agreement, and over all aspects of the relationship between the parties hereto, shall be governed by the laws of the State of New York without giving effect to its rules governing conflicts of laws.

     24. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

     25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     26. Force Majeure. Neither Company nor the Executive shall be liable for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by an event beyond its reasonable control including, but not be limited to, fire, flood, explosion, war, strike, embargo, government requirement, acts of civil or military authority, and acts of God not resulting from the negligence of the claiming party.

     27. Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.


                            [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                       SYMBOL TECHNOLOGIES, INC.



                                       By:  /s/  Peter M. Lieb
                                            ------------------------------------
                                       Its: Senior Vice President,
                                            General Counsel & Secretary


                                       EXECUTIVE



                                       /s/ William R. Nuti
                                       -----------------------------------------
                                       William R. Nuti

                                                                       EXHIBIT A

[Date]





Re:  Separation and Release Agreement
     --------------------------------

Dear      :

This letter sets forth certain terms and conditions relative to your separation from your employment with Symbol Technologies, Inc., including its subsidiaries and affiliated corporations, and their respective current and former directors, officers, employees, agents and assigns ("Symbol" or the "Company").

Your resignation from Symbol's employ will be effective    . After you execute
and return this Agreement to the Company, which you acknowledge may not be executed prior to your last day of actual work, the Company will provide you with severance payments and benefits to the extent provided by that certain Employment Agreement between you and the Company dated as of March 31, 2004.

In exchange for the Company providing you with the aforementioned severance payments and benefits, you hereby waive all claims against the Company and unconditionally and irrevocably release and discharge the Company from liability for any claims or damages that you have or may have against it, its current and former directors, officers, employees, agents and assigns up to the moment this Agreement becomes fully executed, regardless of whether those claims are known or unknown including, but not limited to, any claims for wages, severance (except as specifically provided for herein), bonuses or benefits (except as specifically provided for herein), or any other claims whatsoever arising during or, in whole or in part, out of your employment relationship with the Company, or violations of any federal, state or local fair employment statute, executive order, ordinance, law or regulation, including Title VII of the Civil Rights Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Age Discrimination in Employment Act, as amended by the Older Workers' Benefit Protection Act, the New York State Human Rights Law, or any other potentially applicable employment or labor law, or any other rule of law or common law including, but not limited to those concerning possible torts, express or implied contract, the implied covenant of good faith and fair dealing, public policy, or other obligations. Other than with respect to any rights to which you may be entitled under the federal Age Discrimination in Employment Act, you also agree not to initiate any administrative or legal action against the Company to assert such claims. Moreover, to the extent any such action is brought by you or on your behalf by any third party, you agree to waive all claims to monetary relief or damages of any kind, including attorneys' fees and costs. You understand that the fact of this agreement and/or the agreement to pay or the payment of the consideration described herein does not constitute an admission by the Company that it has violated any such law or legal obligation.

You acknowledge that you may take up to twenty-one (21) days to consider the terms of this Agreement. You also acknowledge that you were advised by Symbol to discuss the terms of this Agreement with your attorneys prior to signing this Agreement. You further acknowledge that you are entering into this Agreement, freely, knowingly, and voluntarily, with a full understanding of its terms and that you will

[Name]
[date]
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have 7 days to revoke this Agreement after executing the same by notifying the undersigned in writing during this seven-day period. Except as set forth herein, this constitutes the entire agreement between us regarding the subject matter hereof. This Agreement may not be changed or altered, except by a writing signed by you and the Company. This Agreement is entered into in the State of New York and the laws of the State of New York will apply to any dispute concerning it, without regard to its conflicts of law provisions. If any clause of this Agreement should ever be determined to be unenforceable, it is agreed that this will not affect the enforceability of any other clause or the remainder of this Agreement.

Sincerely,





Symbol Technologies, Inc.

AGREED AND ACCEPTED:


By:                                         Date:
     -----------------------------                -----------------
     [Name]

On this _____ day of _________, 2004 before me personally came ________________, to me known to be the individual described in and who executed the foregoing Separation Agreement, and duly acknowledged to me that he executed the same.


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Notary Public